UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2013

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1225 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 12, 2013, Diamondback Energy, Inc. (“Diamondback”) and its subsidiary guarantors entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative (the “Representative”) of several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), in connection with Diamondback’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by Diamondback of $450.0 million in aggregate principal amount of its 7.625% Senior Notes due 2021 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Note Offering”) under an indenture among Diamondback, its subsidiary guarantors and Wells Fargo, N.A., as the trustee (described in more detail below). Diamondback and its subsidiary guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any such liabilities. Under the Purchase Agreement, Diamondback also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its U.S. dollar-denominated debt securities, subject to certain exceptions. In addition, the Purchase Agreement contemplates the execution by the Company and subsidiary guarantors of a registration rights agreement relating to the Notes (described in more detailed below). The Note Offering closed on September 18, 2013.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Certain of the Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and/or its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In particular, an affiliate of Wells Fargo Securities, LLC is the administrative agent and a lender, and affiliates of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. are lenders, under Diamondback’s credit facility. Amegy Bank National Association, a financial advisor to Diamondback in connection with the Note Offering which received fees in connection therewith, is also a lender under Diamondback’s credit facility. In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve Diamondback’s securities and/or instruments. The Initial Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indenture

The Notes were issued under an indenture, dated as of September 18, 2013, among Diamondback, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as the trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes will accrue at a rate of 7.625% per annum on the outstanding principal amount from September 18, 2013, payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2014. The Notes will mature on October 1, 2021.

The Notes are Diamondback’s senior unsecured obligations and will rank equally in right of payment with all of Diamondback’s other senior indebtedness and senior in the right of payment to any subordinated indebtedness that Diamondback may incur. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of Diamondback’s subsidiaries. The guarantees will rank equally in right of payment with all of the senior indebtedness of the guarantors and senior in the right of payment to any subordinated indebtedness of the guarantors. The Notes and the guarantees will be effectively subordinated to all of Diamondback’s and the guarantors’ secured indebtedness (including all borrowings and other obligations under Diamondback’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities of any of Diamondback’s subsidiaries that do not guarantee the Notes.

Diamondback may, at its option, redeem all or a part of the Notes at any time on or after October 1, 2016 at the redemption prices set forth in the Indenture. Diamondback is also entitled to redeem up to 35% of the aggregate principal amount of the Notes before October 1, 2016 with an amount not greater than the net cash proceeds that it raises in certain equity offerings at a redemption price equal to 107.625% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to October 1, 2016, Diamondback may redeem all or a part of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the “make-whole” premium set forth in the Indenture.

If Diamondback experiences certain kinds of changes of control or if it sells certain of its assets, holders of the Notes may have the right to require Diamondback to repurchase their Notes.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Diamondback’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments, declare or pay dividends or make other distributions on, or redeem or repurchase, capital stock, prepay subordinated indebtedness, sell assets including capital stock of subsidiaries, agree to payment restrictions affecting Diamondback’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens, engage in business other than the oil and gas business and designate certain of Diamondback’s subsidiaries as unrestricted subsidiaries.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Note Offering, Diamondback and its subsidiary guarantors entered into a Registration Rights Agreement with the Representative, dated as of September 18, 2012 (the “Registration Rights Agreement”), under which Diamondback agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act. Under the Registration Rights Agreement, Diamondback also agreed to use its commercially reasonable efforts to cause the exchange offer registration statement to become effective within 360 days after the issue date of the Notes and to consummate the exchange offer 30 days after effectiveness. Diamondback may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Diamondback fails to satisfy certain of its obligations under the Registration Rights Agreement, it agreed to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends and other distributions on, and on the redemption and repurchase of, Diamondback’s stock is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

4.1
Indenture, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Wells Fargo, N.A., as trustee (including the form of Diamondback Energy, Inc.’s 7.625% Senior Note due October 1, 2021).

4.2
Registration Rights Agreement, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1
Purchase Agreement, dated as of September 12, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	September 18, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

4.1
Indenture, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Wells Fargo, N.A., as trustee (including the form of Diamondback Energy, Inc.’s 7.625% Senior Note due October 1, 2021).

4.2
Registration Rights Agreement, dated as of September 18, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.

10.1
Purchase Agreement, dated as of September 12, 2013, among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers.